Exhibit 20(e)

Monthly Certificateholders' Statement

Sears Credit Account Master Trust II

Series 1995-5 Monthly Statement

Distribution Date: October 15, 1998     Due Period Ending:   September, 1998

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1995-5 Investors this Due Period

                        Total              Interest         Principal
Series 1995-5

Class A                 $2,520,833.33      $2,520,833.33    $0.00

Class B                 $117,438.33        $117,438.33      $0.00

Class C                 $0.00              $0.00            $0.00


2.Principal Receivables at the end of the Due Period

(a)TOTAL PRINCIPAL RECEIVABLES IN THE TRUST       $11,032,536,786.06

Aggregate Investor Interest                       $7,319,219,958.65

Seller Interest                                   $3,713,316,827.41

(b)INVESTOR INTEREST BY GROUPS

Group One Investor Interest                       $7,319,219,958.65

(c)INVESTOR INTEREST BY SERIES

Series 1994-1 Investor Interest                   $811,971,151.24
Series 1995-1 Investor Interest                   $235,295,000.00
Series 1995-2 Investor Interest                   $705,883,000.00
Series 1995-3 Investor Interest                   $588,240,000.00
Series 1995-4 Investor Interest                   $231,199,807.41
Series 1995-5 Investor Interest                   $588,250,000.00
Series 1996-1 Investor Interest                   $588,240,000.00
Series 1996-2 Investor Interest                   $588,240,000.00
Series 1996-3 Investor Interest                   $588,240,000.00
Series 1996-4 Investor Interest                   $588,240,000.00
Series 1996-5 Investor Interest                   $628,931,000.00
Series 1997-1 Investor Interest                   $588,240,000.00
Series 1998-1 Investor Interest                   $588,250,000.00

(d)INVESTOR INTEREST BY CLASS (SERIES 1995-5)

Class A Investor Interest                         $500,000,000.00
Class B Investor Interest                         $22,730,000.00
Class C Investor Interest                         $65,520,000.00

TOTAL CLASS INVESTOR  INTEREST                    $588,250,000.00


3.Allocation of Collections During the Due Period

(a)TOTAL COLLECTIONS                              $760,218,074.88

Principal Receivables Collected                   $571,837,305.91
Finance Charge Receivables Collected              $188,380,768.97

Recovered Amounts added as Additional Funds       $11,858,829.16

                                                                        Additional
                                      Finance Charge    Principal       Allocable
                                      Collections       Collections     Amounts
(b)ALLOCATION OF COLLECTIONS
WITH RESPECT TO THE INVESTOR
INTEREST AND THE SELLER INTEREST

Aggregate Investor Allocation
(Aggregate Investor Percentage
multiplied by total Collections
received during the Due Period)       $124,996,833.11   $379,432,851.20 $11,858,829.16

Seller Allocation (Seller Percentage
multiplied by total Collections
received during the Due Period)       $63,383,935.88    $192,404,454.71 $0.00

(c)Group One Allocation               $124,996,833.11   $379,432,851.20 $11,858,829.16

(d)Series 1995-5 Allocation           $9,938,617.28     $30,169,067.48  $942,906.80

(e)Reallocations of Collections
to Series 1995-5 from other
series in Group One and
application of Charge-Off
reimbursements
to Principal payments.                $0.00             $0.00           $0.00


4.Information Concerning Controlled Amortization Amount

                                                 Total
                               Amount            Distributions
                               Distributed this  through this
                               Due Period        Due Period

SERIES 1995-5 BY CLASS:

  Class A                      $0.00             $0.00

  Class B                      $0.00             $0.00

  Class C                      $0.00             $0.00


5.Investor Charged-Off Amounts
This Due Period

(a)Group One (the sum of the Series Investor Charged-
Off Amounts for all Series in Group One)                  $51,837,945.67

(b)Series 1995-5 (the sum of the Class Investor Charged-
Off Amounts for all Classes in Series 1995-5)             $4,121,684.44

(c)Series 1995-5 By Class:

Class A (Class A Percentage multiplied
by the Charged-Off Amount)                                $3,503,344.19

 Class B (Class B Percentage multiplied
 by the Charged-Off Amount)                               $159,262.03

 Class C (Class C Percentage multiplied
by the Charged-Off Amount)                                $459,078.22

6.Investor Losses
                                                 Total

(a)Group  One                                    $0.00

(b)Series 1995-5                                 $0.00

(c)Series 1995-5 By Class:

Class A                                          $0.00

Class B                                          $0.00

Class C                                          $0.00


7.Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                             $6,252,647.16

INVESTOR SERVICING FEE

(a)Group One                                     $12,330,586.34

(b)Series 1995-5                                 $980,416.67


8.Performance Analysis

(a)Portfolio Yield (Finance Charge Collections
during the Due Period divided by Principal
Receivables in the Trust as of the first
day of the Due Period)                             20.27%

(b)Charge-Offs (Charged-Off Amounts during
the Due Period divided by Principal
Receivables in the Trust as of the
first day of the Due Period)                       8.41%

(c)Recoveries (Recovered Amounts added as
Additional Funds on the Distribution Date
divided by Aggregate Investor Interest in the
Trust as of the first day of the Due Period)       1.92%

(d)Investor Servicing Fee Percentage
(weighted  average of Investor Servicing
Fees for Series 1995-5)                            2.00%

(e)Weighted Average Certificate Rate
(weighted average certificate rates for all
classes of Series 1995-5)                          5.38%

(f)Series Excess Servicing Percentage (the sum of
Portfolio Yield and Recoveries minus the sum of
Charge-Offs, the Investor Servicing Fee
Percentage and the Weighted Average
Certificate Rate)                                  6.40%

(g)Total Payment Rate (Aggregate Collections
during the Due Period divided by the aggregate
amount of Receivables in the Trust as of
the first day of the Due Period)                   6.70%


9.Summary Delinquency Aging Information

The aging of delinquent receivables is summarized
as follows (1):
                                                September, 1998
Delinquencies as a % of balances
   60 - 89 days past due............................1.76%
   90 - 119 days past due....................... ...1.32%
   120 days or more past due....................    2.70%
Total Delinquencies                                 5.78%


(1) In general, an account is considered delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. Delinquencies as of the end of each month are divided by balances at the beginning of each such month. For a discussion of Sears changes to a new aging methodology in connection with the conversion of its receivables processing system to the Total System Services, Inc. account processing system, which will have an effect on reported delinquency levels, see the Trust's Current Report on Form 8-K filed on May 14, 1998. Excludes accounts from Puerto Rico, which were not included in the Account.


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Trustee


                                    By:/S/Diane Swanson
                                          Diane Swanson
                                          Assistant Vice President